Exhibit 99.1

Alteva Announces New Chairman of the Board

PHILADELPHIA, PA — November 7, 2013 — Alteva (NYSE MKT:  ALTV) (the “Company”), a premier provider of hosted Unified Communications-as-a-Service (UCaaS), announced that effective November 1, 2013, the Company appointed  Kelly C. Bloss as Chairman of the Board of Directors to succeed Robert J. DeValentino, whose previously disclosed retirement from the Board of Directors became effective on October 31, 2013.  Ms. Bloss, who joined the Board in 2006 and has most recently served as Chairman of the Governance and Nominating Committee and a member of the Compensation Committee, will serve as Chairman of the Board until the Board meeting following the Company’s 2014 Annual Meeting of Shareholders.  Additionally, in recognition of his years of service to the Company, the Board bestowed upon Mr. DeValentino the honorary title of Chairman Emeritus.

David Cuthbert, Alteva’s President & Chief Executive Officer said, “Alteva is privileged to have two such experienced leaders.  Bob has led the Company through some very exciting times and an incredible transformation over the last several years.  We are grateful for his years of dedication to Alteva and for the extraordinary service he has provided as our Chairman.  Kelly has been a valuable asset to the Alteva Board of Directors since 2006. Her corporate governance experience and intimate knowledge of our company will be a significant benefit to Alteva as it continues on its growth plans.  I am extremely pleased that she will be serving as our Chairman.”

“It has been an honor to have been part of Alteva and after almost fifteen years with the Company, it’s time to enjoy retirement,” said Robert DeValentino, Chairman Emeritus.

“Bob has been a very strong leader and the Board is grateful and pleased that we can honor him as Emeritus Chairman.  I am excited to assume the role of Chairman of the Board and look forward to working closely with President and CEO David Cuthbert, the Board, and the management team as we continue the Company’s focus on innovation and growth.” stated Kelly C. Bloss, Chairman of the Board.

As a result of these changes to the Board, the Governance and Nominating Committee recommended, and the Board of Directors approved, the following changes to committee assignments, effective November 7, 2013:

Governance and Nominating Committee	Douglas B. Benedict, Chairman
Kelly C. Bloss
Edward J. Morea

Audit Committee	Jeffery D. Alario, Chairman
Douglas B. Benedict
Brian J. Kelley

Compensation Committee	Brian J. Kelley, Chairman
Jeffrey D. Alario
Edward J. Morea

# # #

About Alteva

Alteva (NYSE MKT:  ALTV) is a premier provider of hosted Unified Communications-as-a- Service (UCaaS) that significantly enhances business productivity and efficiency.  Alteva’s UCaaS solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce.  Alteva is committed to delivering meaningful value to our customers through a consistent, high quality and unified user experience across multiple devices, platforms and operating systems.  These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally.  To learn more about Alteva, please visit www.alteva.com.  You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, dividends, or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability, including the impact of the disposition of the USA Datanet assets; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K, as amended, and other periodic filings with the U.S. Securities and Exchange Commission.

Contact:

Jordan Darrow

Darrow Associates, Inc.

631-367-1866

jdarrow@darrowir.com